Good Balance of Virgin/Recycled Fiber Allows for Flexibility

RockTenn

Fiber Mix


100%
27%
73%
28%
72%
27%
73%
18%
82%
18%
82%
18%
82%
55%
45%
55%
45%
2004
2005
2006
2007
2008
2009
2010
2011
2012
Recycled
Virgin

Rebalancing RockTenn's fiber sourcing to approximately 55% virgin / 45% recycled

Note: Some virgin containerboard is manufactured with some recycled content

Historical Recycled Fiber Composite and Softwood Chips Fiber Costs(1)


225
200
175
150
125
100
75
50
25
0
Q1 06
Q2 06
Q3 06
Q4 06
Q1 07
Q2 07
Q3 07
Q4 07
Q1 08
Q2 08
Q3 08
Q4 08
Q1 09
Q2 09
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10
Q4 10
Q1 11
Q2 11
Q3 11
Q4 11
Q1 12
Q2 12
Jul 12
Aug 12
Sep 12
Adj. Recycled Fiber Composite Cost
Adj. Softwood Chips Fiber Cost

Virgin fiber costs have historically been less volatile than recycled fiber (OCC)

Wood fiber adjustments include 4 tons of wood fiber to produce 1 ton of board. OCC fiber adjustments include $20/ton for delivery costs and 1.08 tons of recycled fiber to produce 1 ton of board.

(1) Adj. Softwood Chips Fiber Cost for 1Q'12 through August '12 are RISI forecast numbers

Source: OBM, RISI, management estimates

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